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                                   EXHIBIT 32

         CERTIFICATIONS PURSUANT TO RULES 13a-14(b) and 15d-14(b) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

      In connection with the Quarterly Report of The Bon-Ton Stores, Inc. on Form 10-Q for the period ending April 30, 2005, as filed with the Securities and Exchange Commission (the "Report"), each of the undersigned officers of The Bon-Ton Stores, Inc., certifies pursuant to 18 U.S.C. Section 1350, that, to his respective knowledge:

1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of The Bon-Ton Stores, Inc.

      DATE: June 8, 2005                   By: /s/ Byron L. Bergren
                                               ----------------------------
                                               Byron L. Bergren
                                               President and Chief
                                               Executive Officer and Director

                                           By: /s/ Keith E. Plowman
                                               ---------------------------
                                               Keith E. Plowman
                                               Senior Vice President,
                                               Chief Financial Officer and
                                               Principal Accounting Officer

A signed original of this written statement has been provided to The Bon-Ton Stores, Inc. and will be retained by The Bon-Ton Stores, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.